UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Change in Control Agreements to Remove Excise Tax Gross Up Payments

Effective March 4, 2013, Pioneer Natural Resources Company (the “Company”) entered into amended and restated Change in Control Agreements with its executive officers. The primary change made was to remove the right of the executive officer to be made whole (that is, receive a "gross-up") for excise taxes that may be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code. The current executive officers are Scott D. Sheffield, Timothy L. Dove, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, Frank W. Hall, William F. Hannes, Danny L. Kellum and Jay P. Still.

As was the case prior to the amendment of the agreements, the change in control agreements provide that, (1) if the executive officer terminates employment for good reason or (2) if an executive officer's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the executive officer a separation payment, (B) provide the executive officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the executive officer's outstanding equity awards under the Company's 2006 Long-Term Incentive Plan. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination, and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The foregoing description of the new form of Change in Control Agreement is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Indemnification Agreements

Effective March 4, 2013, the Company entered into new indemnification agreements with its executive officers (each an “Indemnitee”) in form substantially similar to that entered into with the Company’s non-employee directors. The new agreements replace the indemnification agreements that all the executive officers previously had with the Company.

The Company reviews its forms regularly and decided to enter into new indemnification agreements principally to update its forms. A description of the new form of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the executive officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be an officer, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --
Change in Control Agreement, dated March 4, 2013, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Change in Control Agreement.

10.2 --
Indemnification Agreement, dated March 4, 2013, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: March 8, 2013

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)
Change in Control Agreement, dated March 4, 2013, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Change in Control Agreement.

10.2(a)
Indemnification Agreement, dated March 4, 2013, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule.

___________
(a) Filed herewith.